949 Putnam Classic Equity Fund
5/31/03 Semi-Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A			4,013
Class B			  304
Class C			   18

72DD2	(000s omitted)

Class M			  118
Class Y			   38

73A1

Class A			0.045
Class B			0.009
Class C			0.008

73A2

Class M			0.020
Class Y			0.057

74U1	(000s omitted)

Class A			83,940
Class B			32,096
Class C			 2,155

74U2	(000s omitted)

Class M			  5,394
Class Y			    652

74V1

Class A			10.33
Class B			10.24
Class C			10.31

74V2

Class M			10.28
Class Y			10.34